         AMENDED AND RESTATED ARTICLES OF INCORPORATION

                               OF

                   VALLEY NATIONAL GASES, INC.

                    ------------------------

               Pursuant to Section 111, Article I, Chapter 31 of the West Virginia Corporation Act, as amended, Valley National Gases, Inc. (the "Corporation") hereby amends and restates its Articles of Incorporation (the "Amended and Restated Articles of Incorporation"). The Amended and Restated Articles of Incorporation correctly set forth without change those corresponding provisions of the original Articles of Incorporation as theretofore amended and the Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.


                       ARTICLE ONE - NAME


               The name of the corporation is Valley National
Gases, Inc.


      ARTICLE TWO - PRINCIPAL OFFICE AND REGISTERED OFFICE

               The principal office of the Corporation is located
at 67-43rd Street in the City, of Wheeling, County of Ohio, West Virginia 26003. The name of the Corporation's registered agent at such address is
                  -------------------------------------------------.


                     ARTICLE THREE - PURPOSE

               The purpose of the Corporation is to engage in any or all lawful business for which corporations may be incorporated under the West Virginia Corporation Act.


                ARTICLE FOUR - AUTHORIZED SHARES

               A.     Classes and Number of Shares.  The
                      ----------------------------
aggregate number of shares of stock which the Corporation shall have authority to issue is 35,000,000 shares, divided into classes and with par values as follows:

                    Number of Shares         Par Value
   Class                in Class             Per Share
   -----            ----------------         ---------

Common Stock           30,000,000             $0.001
Preferred Stock         5,000,000             $ 0.01

       B.      Terms of the Common Stock.  The powers,
               -------------------------
preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of the Common Stock are as follows:

               1.     Voting Rights.  The holders of Common
                      -------------
Stock shall be entitled to vote on the basis of one vote for each share held on all matters to be voted on by the shareholders, except as may be otherwise provided in these Amended and Restated Articles of Incorporation or by law.

               2.     Dividends.  The holders of the
                      ---------
outstanding shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, dividends at such rate as shall be determined by the Board of Directors. The dividends authorized by this paragraph shall not be cumulative, and the holders of Common Stock shall not have any rights to dividends for any year or other period of time for which no dividends are declared by the Board of Directors.

               3.     Liquidation Rights.  In the event of
                      ------------------
any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the assets of the Corporation, if any, remaining for legal distribution to holders of Common Stock shall be distributed to the holders of Common Stock.

       C.      Terms of the Preferred Stock.  The Board of
               ----------------------------
Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of West Virginia (such certificate being hereinafter referred to as a "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, dividend rate, redemption and liquidation rights and terms, sinking fund provisions, if any, for the redemption or purchase of shares, conversion terms and conditions, if any, voting rights, if any, and to set the designation of the series and to fix and determine the relative rights and preferences of the shares of each such series and any qualifications, limitations or restrictions thereof.

       D.      No Preemptive Rights or Cumulative Voting.
               -----------------------------------------
All preemptive rights and cumulative voting rights of shareholders are hereby denied. No holder or owner of Common
Stock, or Preferred Stock, if any, or any other security or securities of the Corporation shall have any preferential or preemptive right to acquire any additional shares of stock of any class


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

or series or any other security of the Corporation or any right to vote cumulatively in the election of directors or for any other purpose.

                   ARTICLE FIVE - INCORPORATOR

       The names and addresses of the original incorporators of the Corporation are as follows:

      Names                              Address
      -----                              -------
   Alton O. Dodge              158 Miller Street, Wheeling,
                                              West Virginia

   Robert E. Butler            103 Edgington Lane, Wheeling,
                                              West Virginia

   E. Douglas McKay            83 Twelfth Street, Wheeling,
                                              West Virginia

                     ARTICLE SIX - DURATION

       The duration of the Corporation is perpetual.


                    ARTICLE SEVEN - DIRECTORS

       A.      Number of Directors.  The business and affairs
               -------------------
of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three (3) nor more than ten
(10) persons. The exact number of directors within the minimum and maximum limitations shall be determined exclusively from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

       B.      Classification of Directors.  The directors of
               ---------------------------
the Corporation, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal as possible and any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes to maintain the number of directors as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. The initial Class I directors shall hold office until the annual meeting of shareholders of the Corporation in 1998, the initial Class II directors shall hold office until the annual meeting of shareholders of the Corporation in 1999, and the initial Class III directors shall hold office until the annual meeting of shareholders of the Corporation in 2000


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or, in each case, until their successors are elected and qualified and subject to such director's prior death, resignation, retirement or removal from office. Beginning in 1998, and continuing annually thereafter, at each annual meeting of shareholders of the Corporation, the directors elected to succeed those whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders or until their successors are elected and qualified and subject to such director's prior death, resignation, retirement or removal from office. No decrease in the number of directors constituting the Board of Directors shall reduce the term of any incumbent director.

       C.      Vacancies.  Subject to the rights of the
               ---------
holders of any series of Preferred Stock then outstanding, if any, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of any type in the Board of Directors including those resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders of the Corporation at which the term of office of the class to which they have been elected expires, and until such director's successor shall have been duly elected and qualified.

       D.      Removal of Directors.  Subject to the rights
               --------------------
of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, only for cause and only by the affirmative vote of two-thirds or more of the then currently outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock").

       E.      Nomination By Shareholders.  Advance notice of
               --------------------------
shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.


               ARTICLE EIGHT - AMENDMENT OF BYLAWS

       The Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of a majority of the entire
Board of Directors of the Corporation.


                 ARTICLE NINE - SPECIAL MEETINGS

       Special meetings of the shareholders for any lawful purpose or purposes may be called at any time only by a majority of the entire Board of Directors, by the Chairman of the Board of Directors, by the President or by the holders of not less that one-tenth of all the shares entitled to vote at the meeting.
Each call for a special meeting of the shareholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing,


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signed by the person or persons making the same and delivered to the
Secretary of the Corporation. No business shall be conducted at any special meeting of the shareholders of the Corporation other than the business stated in the call for such meeting.


                  ARTICLE TEN - INDEMNIFICATION

       A.      Actions Involving Directors and Officers.  The
               ----------------------------------------
Corporation shall indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines, taxes and penalties and interest thereon and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

       B.      Actions Involving Employees or Agents.
               -------------------------------------

               1.     Permissive Indemnification.  The
                      --------------------------
Corporation may, if it deems appropriate and as may be permitted by this Article Ten, indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expenses incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service, against expenses (including, without limitation, attorneys' fees), judgments, fines, taxes and penalties and interest thereon and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.


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

               2.     Mandatory Indemnification.  To the
                      -------------------------
extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B.1 of this Article Ten, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with such successful action, suit or proceeding.

       C.      Determination of Right to Indemnification.
               -----------------------------------------
Any indemnification required under Section A of this Article Ten or authorized by the Corporation in a specific case pursuant to Section B of this Article Ten (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article Ten. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable if the quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

       D.      Advance Payment of Expenses.  Expenses
               ---------------------------
incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article Ten.

       E.      Article Ten Provisions Not Exclusive Right.
               ------------------------------------------
The indemnification or advancement of expenses provided by this Article Ten shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

       F.      Insurance.  The Corporation may purchase and
               ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any


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such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ten.


         ARTICLE ELEVEN - CERTAIN BUSINESS COMBINATIONS

       A.      Restrictions on Certain Business Combinations.
               ---------------------------------------------
Notwithstanding any other provision applicable under the West Virginia Corporation Act or contained in these Articles, the Corporation shall not engage in the following transactions with any Interested Shareholder (as hereinafter defined) for a period of three (3) years from the date that such shareholder became an Interested Shareholder:

                     (i)      any merger or consolidation of the
               Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder or
               (b) any other corporation, partnership,
               unincorporated association or other entity
               (whether or not itself an Interested Shareholder) caused by such Interested Shareholder; or

                      (ii)    any sale, lease, exchange,
               mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder, whether as part of a dissolution of the Corporation or otherwise, of any assets of the Company or any Subsidiary having an aggregate fair market value
               of $           or more; or
                   ----------

                      (iii)   the issuance or transfer by the
               Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder, except (A) pursuant to a public offering of the Corporation's securities
               (B) pursuant to the exercise, exchange or
               conversion of securities exercisable for,
               exchangeable for or convertible into Common Stock, or if applicable, Preferred Stock, of the Corporation or any Subsidiary which was outstanding prior to the time the shareholder became an Interested Shareholder; (C) pursuant to a merger under Section 117 of the West Virginia Corporation Act; (D) pursuant to a stock dividend or other pro rata distribution of the Corporation's capital stock to shareholders, (E) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of such stock; (F) any issuance or transfer of stock by the Corporation provided,
                                                    --------
               however; in no case under (D)-(F) of this
               -------
               Article Eleven (A)(iii) shall there be an increase in the Interested Shareholder's proportionate


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

               share of the stock of any class or series of the Corporation or the Voting Stock of the Corporation; or

                      (iv)    any reclassification of securities
               (including any reverse stock split), or
               recapitalization or the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect; directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or Affiliate of any Interested Shareholder; or

                      (v)     any receipt by the Interested
               Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Corporation or any Subsidiary.

       B.      Definition of Business Combination.  The term
               ----------------------------------
"Business Combination" as used in this Article Eleven shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A.

       C.      Limitation on Restrictions.  The provisions of
               --------------------------
Section A of this Article Eleven shall not apply to any particular Business Combination if:

               1.     Prior Approval by Directors.  Prior to
                      ---------------------------
the time such shareholder became an Interested Shareholder, the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder was approved by a majority of the Company's Board of Directors;

               2.     85% Shareholder.  Upon consummation of
                      ---------------
the transaction which resulted in the shareholder becoming an Interested Shareholder, such Interested Shareholder acquired at least 85% of the Voting Stock of the Corporation;

               3.     Subsequent Director and Shareholder
                      -----------------------------------
Approval.  After the occurrence of a Business Combination, a
--------
majority of the Corporation's Board of Directors and at least two-thirds of the Voting Stock of the Corporation which is not owned by the Interested Shareholder, approved such Business Combination; or

               4.     Inadvertent Interested Shareholder.  A
                      ----------------------------------
shareholder becomes an Interested Shareholder inadvertently and as soon as practicable divests itself of ownership of sufficient shares so the shareholder ceases to be an Interested Shareholder and would not, at any


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time within the three (3) year period immediately prior to a Business
Combination between the Corporation and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of stock ownership.

       D.      Certain Definitions.  For the purposes of this
               -------------------
Article Eleven:

               (1) "Affiliate," means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

               (2)    "Associate," when used to indicate a
relationship with any Person, means (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% of more of any class of Voting Stock of the Corporation, (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and
(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

               (3)    "Control," including the term
"controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A Person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.

               (4)    "Interested Shareholder," shall man any
Person (other than the Corporation of any Subsidiary) who or which:

                      (i)     is the Beneficial Owner, directly
               or indirectly of 15% or more of the voting power of the outstanding Voting Stock of the Corporation; or

                      (ii)    is an Affiliate of the Corporation
               and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 15% or more of the voting power of the then outstanding Voting Stock of the Corporation.

               (5) "Person," shall mean any individual, firm, corporation or other entity.

               (6) A Person shall be a "Beneficial Owner" of any Voting Stock of the Corporation:


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

                      (a)     that such Person or any of its
               Affiliates or Associates beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date of these Articles; or

                      (b)     that such Person or any of its
               Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding of the Corporation;

                      (c)     that is beneficially owned,
               directly or indirectly within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of these Articles, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock of the Corporation.

       provided, however, that (1) no director or
       --------  -------
       officer of the Corporation or any Affiliate of any such director or officer shall, solely by reason of any or all of such directors or officers acting in their capacities as such be deemed, for any purposes hereof, to beneficially own any Voting Stock of the Corporation beneficially owned by any other such director or officer (or any affiliate thereof) and (2) neither any employee stock ownership or similar plan of the Corporation or any Subsidiary of the Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity as trustee, be deemed, for any purposes hereof, to beneficially own any Voting Stock of the Corporation held under any such plan.

               (7) "Subsidiary," means any corporation of which a majority of any class of Equity Security (as that term is defined in Section 3(a)(11) of the Exchange Act, in effect on the date of these Articles) is owned, directly or indirectly, by the Corporation.

               (8) "Voting Stock," means outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.


     ARTICLE TWELVE - AMENDMENT OF ARTICLES OF INCORPORATION

       The Corporation reserves the right to amend or repeal any
provisions contained in these Articles in the manner prescribed by the laws of the State of West Virginia and all rights
conferred upon shareholders are granted subject to this
reservation; provided, however, the
             --------  -------


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

affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class, shall be required to amend or repeal Article SEVEN, Article EIGHT, Article NINE, Article TEN, Article
ELEVEN and this Article TWELVE.


Dated this      day of January, 1997.
           ----

                                             VALLEY NATIONAL GASES, INC.

                                             By
                                               --------------------------------
                                               Gary E. West, President



                                             By
                                               --------------------------------
                                               Lawrence E. Bandi, Secretary

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